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                                                                     EXHIBIT 2.7

                  AMENDMENT NO. 4 TO THE AGREEMENT TO SUBLEASE


                  This Amendment No. 4 to the Agreement to Sublease dated as of August 25, 2000, among SBC Wireless, Inc., a Delaware corporation (predecessor entity to SBC Wireless LLC, a Delaware limited liability company), for itself and on behalf of the other Sublessor Entities, SpectraSite Holdings, Inc., and Southern Towers, Inc., as previously amended by (i) Amendment No. 1 dated December 14, 2000, (ii) Amendment No. 2 dated November 14, 2001, (iii) Amendment No. 3 dated as of January 31, 2002 and (iv) certain letter agreements among the parties hereto (as amended and modified, the "Agreement") is made and entered into as of February 25, 2002. Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Agreement.

                  WHEREAS, SBCW, TowerCo and TowerCo Parent desire to amend the Agreement as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

                  1.       Annex A.

                           The Substitute Sites listed on Exhibit 1 hereto are hereby added to Annex A to the Agreement.

                  2.       Continuing Effect of Agreement.

                           This Amendment shall not constitute an amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

                  3.       Counterparts.

                           This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

                  4.       Governing Law.

                           This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws or rules.


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                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.



                                  SBC WIRELESS, LLC,
                                  for itself and on behalf of the
                                  Sublessor Entities



                                  By:      /s/ Brian Wilson
                                     -------------------------------------------
                                           Brian Wilson, as attorney-in-fact



                                  SBC TOWER HOLDINGS LLC



                                  By:      /s/ Gefei Xia
                                      ------------------------------------------
                                           Gefei Xia
                                           Vice President



                                  SOUTHERN TOWERS, INC.



                                  By:      /s/ Glen F. Spivak
                                      ------------------------------------------
                                           Glen F. Spivak
                                           Vice President



                                  SPECTRASITE HOLDINGS, INC.



                                  By:      /s/ Glen F. Spivak
                                      ------------------------------------------
                                           Glen F. Spivak
                                           Vice President


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